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                                                                      ExhibiT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 for CNBC Bancorp, the CNBC Bancorp 1999 Stock Option Plan and the CNBC Bancorp 1996 Non-Qualified Stock Option Plan, of our report dated February 16, 2000 relating to the consolidated balance sheets of CNBC Bancorp as of December 31, 1999 and 1998 and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended.



                                               Crowe, Chizek and Company LLP

Columbus, Ohio
March 29, 2000